As filed with the Securities and Exchange Commission on February 16, 2021.

Registration No. 333-252615

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1

to

Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Moringa Acquisition Corp
(Exact name of registrant as specified in its charter)

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

250 Park Avenue, 7th Floor

New York, NY 10177
Telephone: (212) 572-6395

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, DE 19711

Telephone: (302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert H. Cohen, Esq. Mark Selinger, Esq. Gary Emmanuel, Esq. McDermott Will & Emery 340 Madison Avenue New York, NY 10173-1922 Tel: (212) 547-5400	J. David Chertok, Adv. David S. Glatt, Adv. Jonathan M. Nathan, Adv. Meitar Law Offices 16 Abba Hillel Road Ramat Gan, Israel 5251608 Tel: +972-3-610-3100	David Alan Miller, Esq. Jeffrey M. Gallant, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York 10174 Tel: (212) 818-8800

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered(1)		Proposed Maximum Offering Price per Security(2)		Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	11,500,000	(4)	$10.00		$115,000,000	$12,546.50
Class A ordinary shares included as part of the units(5)	11,500,000		—		—	—
Redeemable warrants included as part of the units(5)	5,750,000				—	—
Class A ordinary shares underlying the redeemable warrants	5,750,000		$11.50	(6)	66,125,000	7,214.24
Total					$181,125,000	$19,760.74	(3)

(1)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share capitalizations or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(3)	Previously paid.

(4)	Includes 1,500,000 units, consisting of 1,500,000 Class A ordinary shares and 750,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(5)	No additional registration fee is payable pursuant to Rule 457(i) under the Securities Act.

(6)	Constitutes the exercise price of the redeemable warrants pursuant to which these underlying Class A ordinary shares may be issued, in accordance with Rule 457(g) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-1 (the “Registration Statement”) is filed by Moringa Acquisition Corp (the “Registrant”) solely to file an amended version of the form of warrant agreement between Continental Stock Transfer & Trust Company and the Registrant serving as Exhibit 4.4 to the Registration Statement. An updated version of the exhibit index in Item 16 of the Registration Statement is included in this Amendment No. 1 in order to reflect that filing. No change is made to the preliminary prospectus constituting Part I of the Registration Statement or Items 13, 14, 15 or 17 of Part II of the Registration Statement.

Part II
Information not required in prospectus

Item 16. Exhibits and Financial Statement Schedules.

Exhibit No.	Description
1.1	Form of Underwriting Agreement.#
1.2	Form of Business Combination Marketing Agreement.#
3.1	Memorandum and Articles of Association.#
3.2	Form of Amended and Restated Memorandum and Articles of Association.#
4.1	Specimen Unit Certificate.#
4.2	Specimen Class A Ordinary Share Certificate.#
4.3	Specimen Warrant Certificate.#
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
5.1	Opinion of Maples and Calder, Cayman Islands legal counsel to the Registrant.#
5.2	Opinion of McDermott, Will & Emery, counsel to the Registrant.#
10.1	Promissory Note, executed on December 9, 2020, issued by the Registrant to Moringa Sponsor US L.P.#
10.2	Form of Letter Agreement among the Registrant, its officers and directors and Moringa Sponsor LP.#
10.3	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.#
10.4	Form of Registration Rights Agreement between the Registrant and certain security holders.#
10.5	Securities Subscription Agreement, dated November 18, 2020, between the Registrant and Moringa Sponsor US LP.#
10.6.1	Form of Private Units Purchase Agreement between the Registrant and Moringa Sponsor US LP.#
10.6.2	Form of Private Units Purchase Agreement between the Registrant and EarlyBirdCapital, Inc.#
10.7	Form of Indemnity Agreement.#
23.1	Consent of independent registered public accounting firm.#
23.2	Consent of Maples and Calder (included in Exhibit 5.1).#
23.3	Consent of McDermott, Will & Emery (included in Exhibit 5.2).#
24	Power of Attorney (included on signature page of the Registration Statement).#

#	Previously filed.

*	Filed herewith.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tel Aviv, State of Israel, on the 16th day of February, 2021.

Moringa Acquisition Corp

By:	/s/ Ilan Levin
Name:	Ilan Levin
Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on February 16, 2021.

Name	Position

/s/ Ilan Levin	Chairman and Chief Executive Officer
Ilan Levin	(Principal Executive Officer)

/s/ Gil Maman	Chief Financial Officer
Gil Maman	(Principal Financial and Accounting Officer)

*	Vice Chairman
Craig Marshak

*	Director
Ruth Alon

*	Director
Michael Basch

*	Director
Eric Brachfeld

*	Authorized Representative in the United States
Puglisi & Associates

*By:	/s/ Gil Maman
Gil Maman
Attorney-in-Fact

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